EXHIBIT 10.3

DME ADVISORS, LLC
DME ADVISORS, LP
140 EAST 45TH STREET, 24TH FLOOR
NEW YORK, NEW YORK 10017

June 16, 2015

Greenlight Capital Re, Ltd.
Greenlight Reinsurance, Ltd.
Greenlight Reinsurance Ireland, Ltd.
c/o Greenlight Capital Re, Ltd.
65 Market Street, Suite 1207
Jasmine Court
Camana Bay
P.O. Box 31110
Grand Cayman, KY 1-1205
Cayman Islands

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Agreement dated August 31, 2010 (as amended from time to time, the “JV Agreement”) by and among Greenlight Capital Re, Ltd. (“GLRE”), Greenlight Reinsurance, Ltd. (“Reinsurance”), Greenlight Reinsurance Ireland, Ltd. (“GRIL”, and collectively with GLRE and Reinsurance, the “GLRE Entities”) and DME Advisors, LLC (“DMELLC”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the JV Agreement.

From time to time, the GLRE Entities may wish to enter into transactions to hedge (“Hedging Transactions”) their respective exposure to fluctuations in foreign exchange rates with respect to loss reserves held by the GLRE Entities.

In connection with such Hedging Transactions, each of the GLRE Entities, DMELLC and DME Advisors, LP (“DMELP”), intending to be legally bound, hereby agree as follows:

1. Creation of FX Sub-Account. DMELP shall establish one or more sub-accounts (each, a “Sub-Account”) at one or more prime brokers for the purpose of engaging in Hedging Transactions.

2. No Effect on JV Performance. Notwithstanding any provision of the JV Agreement to the contrary (a) any profits or losses in connection with the Hedging Transactions shall not be included in the calculation of the Performance Allocation, and (b) the net equity, if any, of the Sub-Account shall not be included in the calculation of the Management Fee.

3. Contributions and Redemptions. Any withdrawal from a Sub-Account by a GLRE Entity shall be deemed to be a redemption from the venture for all purposes of the JV Agreement.

EXHIBIT 10.3

4. Authority to Give Instructions. Each of the persons set forth on Exhibit A, acting individually, shall be authorized to instruct DME to enter into, close out and otherwise deal with, Hedging Transactions on behalf of the venture.

5. Termination. This Letter Agreement may be terminated by any of the GLRE Entities or DME at any time, with or without cause, by delivering written notice of such termination to the other parties hereto.

6. Representations. Each of the GLRE Entities, DMELLC and DMELP hereby represents and warrants severally but not jointly, with respect to itself only, to the other parties hereto as follows:

(a) Existence and Power. Such party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all necessary corporate power and authority to execute and deliver this Letter Agreement and to perform its obligations hereunder.

(b) Authorization; Binding Effect. The execution and delivery by such party of this Letter Agreement and the performance by such party of its obligations under this Letter Agreement has been duly authorized by all necessary corporate action on the part of such party. In addition, this Letter Agreement, and the performance of such party’s obligations under this Letter Agreement have been expressly authorized and approved by its board of directors. This Letter Agreement is the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(c) Contravention. None of the execution, delivery and performance of this Letter Agreement by such party will (with or without notice or lapse of time or both) (i) conflict with, violate or breach any provision of such party’s organizational or governing documents, or (ii) conflict with, violate or breach any statute, law, regulation, rule or order by which such party may be bound or affected.

7. Miscellaneous. This Letter Agreement may not be amended, modified or waived except by an instrument in writing signed on behalf of each of the parties hereto. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Letter Agreement by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

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EXHIBIT 10.3

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this Letter Agreement shall become a binding agreement between us.

Very truly yours,

DME ADVISORS, LLC

By:/s/ Harry Brandler
Harry Brandler
Chief Financial Officer

DME ADVISORS, LP

By:/s/ Harry Brandler
Harry Brandler
Chief Financial Officer

Accepted and agreed to as
of the date first above written:

GREENLIGHT CAPITAL RE, LTD.

By: /s/ Tim Courtis
Name: Tim Courtis
Title: Chief Financial Officer

GREENLIGHT REINSURANCE, LTD.

By: /s/ Tim Courtis
Name: Tim Courtis
Title: Chief Financial Officer

GREENLIGHT REINSURANCE IRELAND, LTD.

By: /s/ Tim Courtis
Name: Tim Courtis
Title: Chief Financial Officer

EXHIBIT 10.3

Exhibit A
to
Letter Agreement

Authorized Persons

Bart Hedges
Tim Courtis
Sherry Diaz